Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                             April 29, 2008
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (AMEX symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the quarters ended March 29, 2008 and March 31, 2007, in thousands of dollars except per share amounts.

                                                       Three Months Ended
                                                     March 29,    March 31,
                                                       2008         2007

Net  sales                                        $  993,668   $  729,148


Net  earnings                                     $   70,027   $   49,355

Net  earnings  per  common  share                 $    56.28   $    39.13

Average  number of shares outstanding              1,244,205    1,261,367


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to this Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investors/Annual.aspx.

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